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                                                                      EXHIBIT 21


                             MORRISON KNUDSEN CORPORATION
                    (FORMERLY WASHINGTON CONSTRUCTION GROUP, INC.)

                            SUBSIDIARIES OF THE REGISTRANT

Consolidated subsidiaries of the registrant,
Morrison Knudsen Corporation (Delaware)

                                       STATE OR COUNTRY OF INCORPORATION
                                       ---------------------------------

Atascosa Mining Co.                                   Nevada
Blue Diamond Materials, Inc.                          Nevada
Centennial Engineering, Inc.                          Colorado
CF Systems Corporation                                Massachusetts
Conda Mining, Inc.                                    Idaho
Industrial Contractors Corporation                    Montana
Kasler Corporation                                    California
MK Ferguson of Oak Ridge Company                      Tennessee
Morrison Knudsen Corporation                          Ohio
Morrison Knudsen Deutschland GmbH                     Germany
National Projects, Inc.                               Nevada
Pomeroy Corporation                                   California
Washington Construction Company                       Montana
Washington Contractors Group, Inc.                    Montana

The names of particular subsidiaries have been excluded because when considered in the aggregate as a single subsidiary, as of November 30, 1996, they would not constitute a significant subsidiary under Rule 1-02 of Regulation S-X.